EX-23.2
             Ostrick & Oppenheim CPA's
                 Los Angles,CA.

Securities and Exchange Commision
450 5th Street, N.W.
Washington, D.C. 20549

Re: JNS Marketing, Inc.
    Commission File #0-13215

Gentlemen:

     We have read and agree with the comments in Item 4 of the For 8-K of JNS Marketing, Inc. dated February 6, 2002.


                                          Ostrick & Oppenheim CPA's


                                       /s/Ostrick & Openheim CPA's
                                        ---------------------------------------

Denver, Colorado
February 6, 2002